Exhibit 10.21

EMPLOYMENT AGREEMENT

1 day of December 2015 **THIS EMPLOYMENT AGREEMENT** (hereinafter this "**Agreement**") is made this

BETWEEN

CARSTAR CANADA PARTNERSHIP, LP (the "**Company**"),

- and -

MICHAEL MACALUSO (the "**Employee**").

RECITALS

WHEREAS pursuant to an asset purchase agreement dated December 2, 2015, Driven Brands, Inc. has agreed to purchase the assets related to the businesses of Carstar Automotive Canada Inc. and Ontario Auto Franchise Limited (the "Transaction");

AND WHEREAS the Employee is currently employed in the business of Carstar Automotive Canada Inc. and/or Ontario Auto Franchise Limited;

AND WHEREAS following the closing of the Transaction, the Company wishes to employ the Employee on the terms and conditions set out below and the Employee wishes to be so employed by the Company;

AND WHEREAS it is a condition of the completion of the Transaction that the Employee and the Company enter into this Agreement;

NOW THEREFORE for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows.

SECTION 1
EMPLOYMENT

1.1 **Employment**. The Company shall employ the Employee and the Employee shall perform services on behalf of the Company as its employee as provided herein.

1.2 **Term**. The Employee's employment hereunder will be effective on the date the Transaction closes. The Employee's employment will continue indefinitely until it ceases in accordance with the terms this Agreement. Notwithstanding the foregoing, the Company and the Employee agree and acknowledge that the Employee's employment tenure shall be considered to have commenced in September 2008.

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SECTION 2
POSITION

2.1 Capacity and Services. The Company shall employ the Employee in the position of President of the Company, reporting to the President of the Paint and Collison Division for the parent entity of the Company. In that position, the Employee shall perform such duties and have such authority as are normally associated with such a position and as may be assigned, delegated or limited from time to time by the President of the Paint and Collision Division of the Company. The Employee will perform all duties and responsibilities in a manner consistent with the policies of the Company. The Employee acknowledges that the Employee is a fiduciary and has fiduciary obligations to the Company that are not extinguished by this Agreement.

2.2 Full Time and Attention. The Employee shall well and faithfully serve the Company and use best efforts to promote the Interests and goodwill of the Company. The Employee shall devote his full business time and attention to the Company and shall not engage in any other business, occupation or professional activity or become a director, employee, consultant or agent of any other entity during the Employee's employment with the Company, except with the express written consent of the Company. Notwithstanding the foregoing, Employee shall be entitled to be a board member for any non-profit organizations provided such activity does not compete with or affect his ability to perform his duties to the Company.

SECTION 3
COMPENSATION AND BENEFITS

3.1 Base Salary. The annual gross base salary of the Employee shall be CDN One Hundred Eighty Thousand and 00/100 Dollars ($180,000) as well as a bonus target equal to seventy-five percent (75%) of your base salary. The bonus plan will be established following the closing of the Transaction in consultation with the Employee.

3.2 Benefits. The Employee will be eligible to participate in the benefit programs that the Company maintains from time to time for the benefit of similar employees if the Employee qualifies therefore in accordance with the terms and conditions of the programs. The Company may, at any time and from time to time, modify, suspend, or discontinue any or all such benefits for its employees generally or for any group thereof. The Company expects to continue the current RRSP/DPSP in place following the closing of the Transaction. The Company will also continue to provide you with a telephone and tablet for business purposes. The Company will continue to provide Employee the same or substantially similar leased vehicle and attendant expenses as Employee received prior to execution of this Agreement.

3.3 Vacation. The Employee shall be entitled to take four (4) weeks of vacation per calendar year. The taking and timing of vacations shall be in accordance with the Company's policies and practices for employees and the business needs of the Company.

3.4 Expenses. The Company shall reimburse the Employee for the Employee's expenses reasonably and necessarily incurred or made in connection with the Company's business. Expenses will be reimbursed in accordance with policies and practices approved by the Company. The Employee shall furnish statements and receipts for all such expenses prior to reimbursement.

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3.5 Statutory Deductions and Withholdings. The Company may withhold from any amounts payable under this Agreement such federal or provincial taxes and other statutory deductions as are required by applicable law to be so withheld or deducted. Compensation will be provided in accordance with the Company's regular payroll practices and procedures.

SECTION 4
TERMINATION AND RESIGNATION

4.1 Termination for Cause. The Company may immediately terminate the employment of the Employee at any time for cause by written notice to the Employee. For the purposes of this Agreement, "cause" means just cause at common law. If the Company terminates the employment of the Employee for cause under this Section 4.1, the Company shall not be obligated to make any further payments under this Agreement or otherwise, except any amounts which may be due and remaining unpaid at the time of the termination of employment or as otherwise expressly required by the Ontario *Employment Standards Act, 2000*.

4.2 Resignation by Employee. The Employee shall give the Company thirty (30) days' notice of the resignation of the Employee's employment hereunder; however, it is understood and agreed that the Company shall be entitled to waive all or part of that notice and accept the Employee's resignation at an earlier effective date, subject to applicable laws and the payment of compensation and the continuation of benefits during the notice period.

4.3 Termination Without Cause. The Company may terminate the Employee's employment without cause at any time by providing the Employee with the greater of (i) one (1) month of base salary in lieu of notice per year of service, up to a maximum of twelve (12) months of base salary in lieu of notice (the "Notice Period"); and (ii) the minimum amount of notice or pay in lieu of notice, termination pay, severance pay and any other minimum entitlements that are expressly required by the Ontario *Employment Standards Act, 2000*. Further, to the extent permitted by applicable plans, benefits will also continue for the Notice Period. To the extent that any benefits cannot be continued in accordance with the terms of applicable plans for the entire Notice Period, such benefits will continue for the period of time required by the Ontario *Employment Standards Act, 2000*. In the event of the Employee's dismissal without cause in accordance with this Section 4.3, the Employee will not be entitled to any additional notice, pay in lieu of notice, severance payments or other compensation of any kind, except for any amounts which may be due and remaining unpaid at the time of the termination of employment. The Employee will be required to execute a release document in favour of the Company in order to receive any payments in excess of those required by the Ontario *Employment Standards Act, 2000* and to comply with his fiduciary duties and the restrictive covenants set out in Section 6 of this Agreement. Further, the Employee acknowledges and agrees that any entitlements under this Section 4.3 in excess of his statutory entitlements are subject to mitigation. In the event Employee obtains alternative employment earning income of at least eighty percent (80%) of base salary, the Company can cease providing base salary and benefits continuation for the balance of the Notice Period in his excess of his statutory entitlements.

SECTION 5
REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties. The Employee represents and warrants to the Company that the execution and performance of this Agreement will not result in or constitute a

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default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation, of any understanding, agreement or commitment, written or oral, express or implied, to which the Employee is a party or by which the Employee or the Employee's property is bound. The Employee shall defend, indemnify and hold the Company harmless from any liability, expense or claim (including legal fees on a full indemnity basis, without reduction for tariff rates or similar reductions) by any person or entity in any way arising out of, relating to, or in connection with any incorrectness of breach of the representations and warranties in this Section 5.1.

SECTION 6
NON-COMPETITION, CONFIDENTIALITY AND PROPRIETARY RIGHTS

6.1 **Definitions**. For the purposes of this Section 6:

(a) "**Restricted Period**" means the period beginning on the Employee's termination date (regardless of the reason for termination) and ending twelve (12) months' thereafter;

(b) "**Competing Business**" means a business that involves the granting of licenses to sublicensees for the provision of automotive painting and body repair services; and

(c) "**Restricted Area**" means Canada.

6.2 **Non-Competition**. During the Restricted Period, the Employee will not, for any reason, on the Employee's own behalf or in partnership or jointly or in conjunction with any other person, as principal, agent, consultant, contractor, employer, employee or in any other manner, directly or indirectly, in any capacity whatsoever, perform services for, or establish, control, own a beneficial interest in, or be otherwise commercially involved in a Competing Business in the Restricted Area. Notwithstanding the foregoing, the ownership of not more than 2% of undiluted ownership of any competitor shall not be deemed a violation of this Section 6.2.

6.3 **Non-Solicitation**. During the Restricted Period, the Employee will not, for any reason, on the Employee's own behalf or in partnership or jointly or in conjunction with any other person, as principal, agent, consultant, contractor, employer, employee or in any other manner, directly or indirectly, in any capacity whatsoever, solicit business from any customer, client or supplier of the Company or its affiliated or related entities with whom the Employee provided services to or had material business contact with on behalf of the Company or its affiliated or related entities (including any predecessors) during the twelve (12) month period immediately prior to the end of the Employee's employment on behalf of a Competing Business, or attempt to direct any such customer, client, or supplier away from the Company or its related or affiliated entities or to discontinue or alter any one or more of their relationships with the Company or its related or affiliated entities.

6.4 **Non-Solicitation of Employees**. During the Restricted Period, the Employee will not, for any reason, on the Employee's own behalf or in partnership or jointly or in conjunction with any other person, as principal, agent, consultant, contractor, employer, employee or in any other manner, directly or indirectly, in any capacity whatsoever, solicit, induce, entice away or in any other manner persuade or attempt to persuade any officer, employee, consultant or agent of the Company or its affiliated or related entities whom the Employee supervised or had material business contact with on behalf of the Company or its affiliated or related entities (including any

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predecessors) during the twelve (12) month period immediately prior to the end of the Employee's employment to discontinue or alter any one or more of their relationships with the Company or its subsidiaries or related entities.

6.5 Confidentiality. Except in the normal and proper course of the Employee's duties hereunder, the Employee will not use for the Employee's own account or disclose to anyone else, during or after the Employee's employment, any confidential or proprietary information or material relating to the Company's operations or business which the Employee obtains from the Company or its officers or employees, agents, suppliers or customers or otherwise by virtue of the Employee's employment by the Company. Confidential or proprietary information or material includes, without limitation, the following types of information or material, in whatever form, both existing and contemplated, regarding the Company or any subsidiary or other affiliate of the Company: corporate information, including contractual licensing arrangements, plans, strategies, tactics, policies, resolutions, patent, trade-mark and trade name applications, and any litigation or negotiations; information concerning suppliers; marketing information, including sales, investment and product plans, customer lists, strategies, methods, customers, prospects and market research data; financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings; operational and scientific information, including trade secrets; software; technical information, including technical drawings and designs; and personnel information, including personnel lists, resumes, personnel data, organizational structure and performance evaluations (the "**Confidential Information**").

6.6 Intellectual Property. All right, title and interest in all inventions, methodologies, concepts, documentation, specifications and any other works developed by the Employee in the scope of and during the course of the Employee's employment (the "**Works**") including all patent, copyright, trade-mark, trade secret and any other intellectual property and proprietary rights therein (the "**Intellectual Property Rights**") shall be the sole and exclusive property of the Company and the Employee hereby assigns and shall assign to the Company all such Intellectual Property Rights and waives all moral rights that the Employee may have in such Works for the benefit of the Company and its successors, assigns and licensees. The Employee represents and warrants that the Works will not infringe the intellectual property and proprietary rights of any third parties. The Employee shall not disclose the Works to any third parties without the prior written consent of Company.

6.7 Return of Property. The Employee agrees that all property and documents (including, without limitation, software and information in machine-readable form) of any nature pertaining to activities of the Company or any affiliate or related entity of the Company, including, without limitation, Confidential Information, in the Employee's possession now or at any time during the Employee's employment, are and shall be the property of the Company or such subsidiary or other related entity, and that all such documents and all copies of them shall be surrendered to the Company whenever requested by the Company

6.8 Acknowledgement. The Employee acknowledges that the Employee's services are unique and extraordinary. The Employee also acknowledges that the Employee's position will give or has given the Employee access to Confidential Information of substantial importance to the Company and its business. The Employee acknowledges that, in connection with the Employee's employment by the Company, the Employee will receive or will become eligible to receive substantial benefits and compensation. The Employee acknowledges that the Employee's continued employment by the Company and all compensation and benefits and potential compensation and benefits to the Employee from such employment will be conferred by the Company upon the Employee only because and on condition of the Employee's

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willingness to commit the Employee's best efforts and loyalty to the Company, including protecting the Company's right to have its Confidential Information protected from non-disclosure by the Employee and abiding by the confidentiality, non-competition, non-solicitation and other provisions herein. The Employee understands the Employee's duties and obligations as set forth in this Section 6 and agrees that such duties and obligations would not unduly restrict or curtail the Employee's legitimate efforts to earn a livelihood following any termination of the Employee's employment with the Company. The Employee agrees that the restrictions contained in Section 6 are reasonable and valid and all defences to the strict enforcement thereof by the Company are waived by the Employee. The Employee further acknowledges that irreparable damage would result to the Company if the provisions of Sections 6 are not specifically enforced, and agrees that the Company shall be entitled to any appropriate legal, equitable, or other remedy, including injunctive relief, in respect of any failure or continuing failure to comply with the provisions of Sections 6.

6.9 **Rights and Remedies.** All rights and remedies of the parties are separate and cumulative, and none of them, whether exercised or not, shall be deemed to be to the exclusion of any other rights or remedies or shall be deemed to limit or prejudice any other legal or equitable rights or remedies which either of the parties may have in relation to this Section 6.

SECTION 7
MISCELLANEOUS COVENANTS

7.1 **Entire Agreement.** This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.

7.2 **Amendment.** No amendment of this Agreement shall be effective unless made in writing and signed by the parties.

7.3 **Waiver.** Any purported waiver of any default, breach or non-compliance under this Agreement shall not be effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

7.4 **Severability.** Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.5 **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that Province and shall be treated, in all respects, as an Ontario contract.

7.6 **Successors and Assigns.** This Agreement shall inure to the benefit of, and be binding on, the parties and their respective heirs, administrators, executors, successors and permitted

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assigns. The Company shall have the right to assign this Agreement to any successor (whether direct or indirect, by purchase, amalgamation, arrangement, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company provided only that the Company must first require the successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The Employee by the Employee's signature hereto expressly consents to such assignment. The Employee shall not assign or transfer, whether absolutely, by way of security or otherwise, all or any part of the Employee's rights or obligations under this Agreement without the prior consent of the Company, which may be arbitrarily withheld.

7.7 **Headings.** The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

SECTION 8
EMPLOYEE'S ACKNOWLEDGEMENT

8.1 **Acknowledgement.** The Employee acknowledges that:

(c) the Employee has had sufficient time to review the Agreement thoroughly;

(d) the Employee has read and understands the terms of the Agreement and the obligations hereunder;

(e) the Employee has been given an opportunity to obtain independent legal advice concerning the interpretation and effect of the Agreement; and

(f) the Employee has received a fully executed original copy of the Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement.

Witness

MICHAEL MACALUSO

Date: Dec. 1 / 2015

CARSTAR CANADA PARTNERSHIP, LP

By:
Name: NOAH POLLACK
Title:

Date: Dec. 1/2015